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                           UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                      ====================

                            FORM 8-K
                      ====================

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

                         February 24, 1998
                  _______________________________
          Date of Report (Date of earliest event reported)

                       COMPUTER HORIZONS CORP.
        (exact name of registrant as specified in its charter)

     NEW YORK               0-7282              13-2638902
___________________  ______________________   __________________
(State or other      Commission File Number   (I.R.S. Employer
jurisdiction of                            Identification Number)
incorporation or
organization)

 49 OLD BLOOMFIELD AVENUE, MOUNTAIN LAKES, NEW JERSEY 07046-1495
 ______________________________________________________________
       (Address of Principal Executive Offices)  (Zip Code)

                        (973) 299-4000
 _______________________________________________________________
       (Registrant's telephone number, including area code)


                         NOT APPLICABLE
 _______________________________________________________________
 (Former name or former address, if changed since last report.)

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     ITEM 5.   OTHER REPORTABLE EVENTS

          Pursuant to the Agreement and Plan of Merger, dated as of December 2, 1997, among Computer Horizons Corp., a New York corporation ("Computer Horizons"), CG Computer Services Corporation, a California corporation ("CG"), CHC Acquisition Corp., a California corporation and wholly-owned subsidiary of Computer Horizons ("Sub"), Alan R. Grushcow and Sabina Ephraim, the merger of Sub with and into CG (the "Merger") was consummated on December 19, 1997. Pursuant to the Merger, CG became a wholly-owned subsidiary of Computer Horizons and each of the shares of common stock, no par value, of CG that were outstanding immediately prior to the consummation of the Merger was converted into the right to receive .79033 shares of common stock, par value $.l0, of Computer Horizons.

          In connection with meeting the requirements for ending the pooling restrictions on resales of stock acquired by the former shareholders of CG in the Merger, the press release dated February 24, 1998 with respect to the combined operations of Computer Horizons and CG for the one month period ended January 30, 1998 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.
(a)and (b)Not applicable.

(c) The following documents are furnished as Exhibits to this Current Report on Form 8-K/A pursuant to Item 601 of Regulation S-K:

     99.1 Press release dated February 24, 1998.








                         SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMPUTER HORIZONS CORP.

Date:  February 25, 1998

                              By:  /s/ William J. Murphy
                                   Name:  William J. Murphy
                                   Title: Chief Financial Officer





























                         EXHIBIT INDEX


DOC. NO. DOCUMENT DESCRIPTION


99.1 Press Release dated February 24, 1998.